Exhibit 10.11.3

AMENDMENT TO THE

CITICORP 1997 STOCK INCENTIVE PLAN

Pursuant to approval by the Personnel and Compensation Committee of the Board of Directors of Citigroup Inc., the Citicorp 1997 Stock Incentive Plan, as amended effective as of October 17, 2006 (the “Plan”), is hereby amended, effective January 1, 2009, to read as follows:

I.

All awards that are outstanding under the Plan as of January 1, 2009 and which are subject to Section 409A of the Internal Revenue Code of 1986, as amended, shall operated in compliance with the terms of the Plan, as amended herein, notwithstanding anything to contrary in an applicable award agreement.

II.

Section 8 of the Plan is hereby amended by adding a new sentence to the end thereof, which shall read as follows:

Notwithstanding the foregoing, if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

III.

Section 9 shall be amended by designating the first paragraph thereof as subsection (a) and adding the following sentence to the end thereof, which shall read as follows:

Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action described in the preceding sentences unless it has determined that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code.

IV.

Section 9 shall be amended by adding subsections (b) through (d), which shall read as follows:

(b) Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” (as defined in Section 409A of the

Code) at the time of his or her “separation from service” (as defined in Section 409A of the Code), any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such separation from service shall be made on the date that is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

(c) If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

(d) If, pursuant to any Award granted under the Plan, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made.

V.

Section 11 of the Plan is hereby amended by adding the following sentence to the end of the flush sentence after Section 11(b), which shall read as follows:

Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, the effect of a Change of Control and what constitutes a Change of Control shall be set forth in the underlying Award programs and/or Award Agreements.

VI.

The Plan is hereby amended to provide new Sections 21 and 22, which shall read as follows:

21. SECTION 409A OF THE CODE.

To the extent that any Award granted under the Plan is subject to Section 409A of the Code, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

22. NO LIABILITY.

Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

VII.

No provision of this amendment is intended or shall be construed as authorizing future grants under the Plan.